Exhibit 10.10

Loan Agreement

dated 31st October 2013

between

Aires International Investment Inc.

Quatisky Building

3rd Floor, P.O. Box 905

Road Town

Tortola

British Virgin Islands

(hereinafter referred to as "Lender")

and

SunVesta Holding AG

Seestrasse 97

CH-8942 Oberrieden

Schweiz

Represented by Josef Mettler & Hans Rigendinger

(hereinafter referred to as "Borrower")

Preamble

On 27th July 2011 the Lender and the Borrower concluded a loan agreement and on 11th May 2012 a supplement to the loan agreement.

This loan agreement shall fully replace both the said agreements and shall newly regulate the loan relationship. The relevant accumulated debt of SunVesta Holding AG of CHF 10,044,370 was taken over on 31st December 2012 by SunVesta Inc.

The Lender and the Borrower agree the following:

1:

Object of the agreement

The Lender grants the Borrower a loan.

2:

Payment

The first payment on the basis of this new agreement amounting to CHF 300,000.00 was made on

30th January 2013.

As at today's date (31st October 2013) the loan amount is CHF 18,273,719.

The loan may be increased on an ongoing basis.

3:

Interest payments

The Borrower undertakes in respect of the loan, from the time when the first payment is made, to pay interest at 7.25% (seven point two five) per year and to credit this to the loan account on a quarterly basis.

4:

Repayment and cancellation of the loan

The loan shall not be due for repayment before 31st December 2015 but at the latest on 31st

December 2020.

It may be cancelled by the Lender within the said period with 90 days' notice.

However, the Borrower may cancel the loan at any time with 90 days' notice and repay the entire loan.

5:

Agreement amendment clause / written form clause

The content of this agreement may be renegotiated at any time by agreement of both parties.

Amendments and / or additions to this agreement must be in written form to be valid.

Cancellation, modifications and / or additions for this agreement and for individual liabilities from it must be in written form in order to be binding.

6:

Declaration of subordination

The Lender declares subordination for the entire loan amount.

7:

Clause concerning waiver of rights

The non-exercise or delayed exercise of one or more rights or legal remedies from this agreement shall not count either as a waiver in respect of the corresponding right/rights or the corresponding legal remedy/remedies nor as a general waiver of other rights or legal remedies associated with this agreement. The rights and legal remedies mentioned in this agreement exist in addition to the statutory rights and legal remedies.

8:

Separability clause

If a provision of this agreement is or becomes void or invalid, the remainder of the agreement shall not be thereby affected. Void or invalid provisions shall be replaced by such provisions that come as close as possible to their economic purpose. The same procedure shall be applied if a gap in the contract becomes apparent or if a provision is shown to be impracticable.

9:

Legal choice clause

Swiss law shall apply to this agreement by joint agreement of the parties.

10:     Place of jurisdiction clause

The exclusive place of jurisdiction for all disputes from this agreement shall be

Oberrieden (ZH).

11:     Duration of the agreement

This agreement shall come into force with backdated effect from 1st January 2013 and it is concluded for an indefinite period.

For Aires International Investment Inc.

Place and date

For Aires International Investment Inc.

Place and date

For SunVesta Holding AG

Place and date

For SunVesta Holding AG

Place and date